Exhibit 99.1

Maison Solutions Business Acquisition - EXPANDS GEOGRAPHIC FOOTPRINT INTO ARIZONA - Nasdaq: MSS APRIL 2024

FORWARD-LOOKING STATEMENTS

This presentation contains forward-looking statements (within the meaning of such term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) about Maison Solutions Inc. based on management's current expectations, which are subject to known and unknown uncertainties and risks and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. The Company's actual results could differ materially from those discussed due to several factors, including, among others, our ability to realize the anticipated benefits of the acquisition; uncertainty of the projected financial information with respect to the Company and Lee Lee International Supermarkets; uncertainty as to our future revenue and profitability; management of growth; our ability to raise additional equity and debt financing on favorable terms; competition; general economic uncertainties; our ability to open new stores on a timely basis or at all; our ability to establish or maintain our center-satellite store network; our ability to implement our multi-channel initiatives; our ability to achieve sustained sales and profitable operating margins at new stores; the availability of financing to pursue our new store openings on satisfactory terms or at all; our ability to compete effectively with other retailers; our ability to maintain price competitiveness; the geographic concentration of our stores; ongoing economic uncertainty; our ability to maintain or improve our operating margins; our history of net losses; product supply disruptions in the delivery of perishable products; negative effects to our reputation from real or perceived quality or health issues with our food products; our ability to protect or maintain our intellectual property; the failure of our information technology or administrative systems to perform as anticipated; data security breaches and the release of confidential customer information; our ability to retain and attract senior management, key employees and qualified store-level employees; rising costs of providing employee benefits, including increased healthcare costs and pension contributions due to unfunded pension liabilities; our ability to negotiate any future collective bargaining agreements; changes to financial accounting standards regarding store leases; changes in law; additional indebtedness incurred in the future; our ability to satisfy our ongoing capital needs and unanticipated cash requirements; claims made against us resulting in litigation; increases in commodity prices; severe weather and other natural disasters in areas in which we have stores; wartime activities, threats or acts of terror or a widespread regional, national or global health epidemic; our high level of fixed lease obligations; impairment of our goodwill; and other risks discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings filed with the Securities and Exchange Commission (SEC). All forward-looking statements set forth in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or that they will have the expected consequences to or effects on us or our business or operations. Maison Solutions is providing this information as of the date of this presentation and does not undertake any obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or otherwise, except as required by law. This presentation also contains estimates and other information concerning our industry that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of such information.

$76M+ Maison Solutions acquired Lee Lee Oriental Supermart, Inc ., a three - store supermarket chain operating as Lee Lee International Supermarkets, for an aggregate $22.2 million on April 8, 2024. The three acquired stores effectively doubles the size of the Company and expands its operational reach beyond California into the growing Arizona markets across the greater Phoenix and Tucson metro areas. Transaction Overview 7 2x Annual Revenue Added Operating Stores Current Revenue 3 Years of Consecutive Continued Operations Under Store Name Established Brand in the AZ area Loyal Customer Base Maintained Management and Staff Enhanced Store Operations Profitability

1999 $34.8M CHANDLER PEORIA TUCSON 52,224 sq. ft. Owned Year Opened Revenue (1) Profitability Square Footage Lee Lee International Supermarkets Equipment (2) 2007 $25.2M 60,080 sq. ft. Owned 2010 $17.1M 51,422 sq. ft. Owned Breakdown of Acquisition (1) Unaudited FY2022 Financials (2) Excluding 3 leased trash compactors

Acquisition Rationale • Arizona Asian population increased 51% between 2010 and 2022. (1) • Maricopa and Pima County Asian population increased 51% and 20% between 2010 and 2022, respectively. • Chandler has the highest Asian population in the state with 11.9% of total population in 2020. (3) Rising Asian Population • Synergistic target demographic and product offerings. • Central supply chain strategy to maintain the MSS quality and commitment. • Cross - selling opportunities with greater economies of scale and purchasing power. Synergies with the MSS Brand • Taiwan Semiconductor Manufacturing Co. scheduled to expand operations into north Phoenix in 2025; catalyst for continued rise in Asian population and store growth opportunity. (4) • Maricopa County’s GDP grew by 4.1% in 2022 against 1.9% for the United States as a whole; experienced faster wage and population growth than the rest of the country. (5) Strong Growth Potential (1) 2022 APIA Data (2) FRED Economic Data (3) Home Smart (4) CNN (5) The Washington Post

Established Profitable Stores Rapidly Growing Asian Population Synergy with the MSS Brand & Vision Loyal Brand and Customer Base M&A Strategy

Q&A MSS@gateway - grp.com